QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43600) pertaining to the registration of 5,961,973 shares of the Company's common stock, Form S-3 (No. 333-71330) pertaining to the registration of 2,085,271 shares of the Company's common stock and Forms S-8, the 1996 Equity Incentive Plan, 1998-A Direct Hit Stock Plan and 1999 Non-Officer Equity Incentive Plan (No. 333-33694), 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan (No. 333-88435), Net Effect Systems, Inc. 1997 Stock Plan (No. 333-95687), and 1999 Non-Officer Equity Incentive Plan and 1999 Employee Stock Purchase Plan (No. 333-73400) and in the related Prospectuses of Ask Jeeves, Inc. of our report dated February 1, 2002, except for Note 17, as to which the date is February 7, 2002, with respect to the consolidated financial statements and financial statement schedule of Ask Jeeves, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

Walnut Creek, California
February 26, 2002

QuickLinks

Consent of Ernst & Young LLP, Independent Auditors